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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 8, 2002.

                          Fog Cutter Capital Group Inc.
               (Exact Name of Registrant as Specified in Charter)


           Maryland                   0-23911                  52-2081138
 (State or Other Jurisdiction       (Commission               (IRS Employer
       of Incorporation)            File Number)            Identification No.)

             1410 SW Jefferson Street, Portland, OR    97201
            (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code  (503) 721-6500
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ITEM 5. OTHER EVENTS.

      On August 8, 2002, Fog Cutter Capital Group Inc. ("FCCG" or the "Company") entered into an agreement (the "Assignment"), effective July 31, 2002, in which the Company accepted the assignment of the obligations of the grantor under a put option granted by Andrew A. Wiederhorn to Lawrence A. Mendelsohn, ("Mendelsohn"), an individual, MFLP, L.P. ("MFLP"), RPM Capital, LLC ("RPM"), AIM Capital, LLC ("AIM"), S&S Investors, LLC ("S&S"), and Joyce Mendelsohn (together with Mendelsohn, MFLP, RPM, AIM and S&S, each, a "Stockholder"), each of whom is a stockholder of the Company pursuant to a Stock Option and Voting Agreement dated October 16, 2001. Mr. Wiederhorn is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Mendelsohn is the President and a member of the Board of Directors of the Company. A copy of the original Stock Option and Voting Agreement which has partially been assigned to the Company was filed with the Securities and Exchange Commission on October 26, 2001 by Mr. Wiederhorn and Mr. Mendelsohn as an exhibit to Schedule 13D.

      Under the Assignment, the Stockholders have the option (the "Put Option") to require the Company to purchase up to 1,044,760 shares of the Company's common stock (the "Option Shares") at a price per share equal to eighty percent (80%) of the book value per share of the Company as of the end of the most recent calendar month preceding the delivery of the exercise notice (the "Evaluation Date"). The option price per share is reduced by any dividends paid (or declared with a record date) between the Evaluation Date and the settlement of shares purchased as a result of the exercise of the Put Option.

      The Stockholders' right to require the Company to purchase the Option Shares commenced on July 31, 2002 and will expire on October 16, 2006 (such period, the "Exercise Period"). At any time during the Exercise Period, Mendelsohn, acting as agent for the Stockholders, may exercise the Put Option to require the Company to purchase any or all of the Option Shares. In the event that an exercise notice is delivered, the Put Option shall lapse with respect to any Option Shares not specified as shares included in the exercise notice. One third of the purchase price for any shares purchased under the Option Agreement will be paid to the Stockholders at closing. The remaining purchase price will be paid in accordance with a promissory note which matures 11 months following the closing date and which bears interest at 0% for the first 90 days and 12% per annum thereafter. The note may be prepaid at any time without penalty or premium.

      As of August 14, 2002, the Company had not received a notice of exercise from the Stockholders.
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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

(c)   EXHIBITS.

      The following exhibit is filed as part of this report:

2.1 Waiver, Release, Delegation and Amendment to Stock Option and Voting Agreement.
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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 15, 2002

                                    FOG CUTTER CAPITAL GROUP INC.


                                         /s/  R. Scott Stevenson

                                    By: __________________________________
                                          R. Scott Stevenson
                                          Senior Vice President and Chief
                                          Financial Officer